SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2016

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on March 15, 2016.  A total of 29,030,499 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.           Election of Directors:

The following individuals were nominated for election to the Board of Directors for terms that expire at the next annual meeting of shareholders.  All of the nominated directors were elected.  The results of the vote on the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David R. Bethune	12,394,489	964,760	12,216,516
Donna Felch	12,551,122	808,127	12,216,516
Mary Margaret Frank, Ph.D.	12,458,047	901,202	12,216,516
William R. Gargiulo, Jr.	12,198,764	1,160,485	12,216,516
Andrew S. Love	12,432,388	926,861	12,216,516
Sharon Meckes	12,471,362	887,887	12,216,516
O.B. Parrish	12,534,814	824,435	12,216,516

2.           Ratification of Auditors:

The shareholders voted to ratify the appointment by the Company's Audit Committee of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,669,185	767,591	108,989	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  March 16, 2016
BY   /s/ Michele Greco
Michele Greco, Executive Vice President and Chief Financial Officer